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                                                                   EXHIBIT 23.20

                               CONSENT OF EXPERT

                  Reference is made to the Registration Statement on Form 40-F (the "Registration Statement") of Ivanhoe Mines Ltd. (the "Company") to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

                  I hereby consent to (i) the use of and reference to my name and my reports, and the inclusion of information derived from my reports, under the heading "Item 4 - Narrative Description of Business - Qualified Persons" and such information presented in relation to the Company's Mongolian properties, in the Company's Annual Information Form for the year ended December 31, 2001, dated May 16, 2002; (ii) the use of and reference to my name and my reports, and the inclusion of information derived from my reports, under the heading "Item 4
- Narrative Description of Business - Qualified Persons" and "Item 4: Narrative Description of Business - Oyu Tolgoi Gold and Copper Project, Mongolia" in the Company's Annual Information Form for the year ended December 31, 2002, dated May 20, 2003; (iii) the use of my name in the section entitled "Full Description of Material Change" in the Company's Material Change Report dated March 7, 2003;
(iv) the use of my name under the heading entitled "Summary Description of Business - Recent Developments - Oyu Tolgoi Gold and Copper Exploration Project" in the Company's Final Short Form Prospectus dated June 6, 2002 relating to the issuance by the Company of approximately 2.5 million of its common shares; and
(v) the use of my name under the heading entitled "Exploration and Development -
Mongolia: major reconnaissance exploration program underway" in the Company's Letter to Shareholders dated August 29, 2002, each as incorporated by reference into the Registration Statement.

Sincerely,

________________________________
Name: Mr. Charles P.N. Forster
Title: P. Geo.

Date: November 17, 2003